Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of

Mitesco, Inc.

We hereby consent to the incorporation by reference in the registration statement of Mitesco, Inc. on Form S-1 of our report dated April 15, 2026 (such report including an explanatory paragraph regarding Mitesco, Inc.’s ability to continue as a going concern) with respect to the audited financial statements of Mitesco, Inc. for the years ended December 31, 2025 and 2024.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ Astra Audit & Advisory, LLC

Tampa, FL

July 9, 2026

3702 W Spruce St #1430 ● Tampa, Florida 33607 ● +1.813.441.9707